Exhibit 10.50

ASSUMPTION AND AMENDMENT AGREEMENT

This Assumption and Amendment Agreement (the “Agreement”) is entered into by and between Venus Concept USA Inc. (the “Company”) and Jack Fisher, MD (“Consultant”) as of this 8th day of February, 2018.

WHEREAS, the Company and/or its affiliates are purchasing certain assets and assuming certain liabilities of NeoGraft (as defined below) pursuant to the Master Asset Purchase Agreement, dated January 26, 2018 (the “MAPA”), among NeoGraft Solutions, Inc. (“Solutions Canada”), NeoGrafters Limited, 1904247 Ontario LTD, NeoGraft Holding Corp., NeoGraft Solutions Corp. (“Solutions US” and, together with Solutions Canada, “NeoGraft”), NeoGrafters US Corp., Societe de Promotion et Diffusion D’Equipement Medical Medicamat, Miriam Merkur, and Venus Concept Ltd. (the “Transaction”); and

WHEREAS, in connection with the Transaction, NeoGraft and the Company desire that the services of certain NeoGraft consultants be transferred from NeoGraft to the Company; and

WHEREAS, Consultant is one of the consultants whose services NeoGraft and the Company desire to transfer to the Company effective as of the closing of the Transaction (the “Effective Time”); and

WHEREAS, Consultant and Solutions Canada and/or Solutions US (as successor to Solutions Canada) are parties to a September 2015 NeoGraft Solutions, Inc. Consulting Agreement, attached hereto as Exhibit A (the “Consulting Agreement”).

NOW, THEREFORE, in consideration of the promises, mutual covenants, above recitals and agreements hereby set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.Assignment and Assumption. Consultant hereby consents, effective as of the Effective Time, to the assignment by NeoGraft to the Company, and to the assumption by the Company, of the Consulting Agreement. Pursuant to such assumption by the Company, all rights, interests and, only to the extent required to be performed after the Effective Time and as further specified in the MAPA, obligations of NeoGraft in and under the Consulting Agreement are transferred, assigned and delivered to the Company and accepted and assumed by the Company, which shall pay, perform, discharge and otherwise satisfy all such obligations to Consultant in accordance with the terms of the Consulting Agreement, as amended hereby, and the MAPA as of the Effective Time. By signing this Agreement, Consultant expressly consents to his engagement by the Company pursuant to the terms of the Consulting Agreement, as amended hereby, effective as of the Effective Time. Consultant further understands and agrees that all obligations formerly owed by him to NeoGraft under the Consulting Agreement shall be owed by him to the Company as of the Effective Time.

2.Amendment of Consulting Agreement. The parties agree that, effective as of the Effective Time and immediately following the assignment of the Consulting Agreement to the Company, the Consulting Agreement shall be deemed amended as follows:

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(a)The initial three sentences of Section 4 (i.e., the sentences preceding “Notwithstanding anything in this Agreement...”) shall be deleted in their entirety and replaced with the following: “This Agreement may be terminated in the following manner: (a) by either the Company or Consultant upon not less than thirty (30) days prior written notice to the other party; (b) by the non-breaching party, upon twenty-four (24) hours prior written notice to the breaching party if one party has materially breached this Agreement; or (c) at any time upon the mutual written consent of the Parties hereto. In the event of termination, Consultant shall be entitled to payment for services performed prior to the effective date of termination that have not been previously paid. Such payment shall constitute full settlement of any and all claims of Consultant of every description against the Company.”

(b)Section 8 shall be deleted in its entirety and replaced with the following:

“Proprietary Information and Inventions.

(a) Proprietary Information.

(i)

Consultant acknowledges that Consultant’s relationship with the Company is one of high trust and confidence and that in the course of Consultant’s service to the Company, Consultant will have access to and contact with Proprietary Information (as defined below). Except as otherwise permitted by Section 8(α)(vi), Consultant will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the Services) without written approval by an officer of the Company, either during or after the Term.

(ii)

For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company’s business, business relationships or financial affairs, including, without limitation, any Invention (as defined below), formula, vendor information, customer information, supplier information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, or employee list that is communicated to, learned of, developed or otherwise acquired by Consultant in the course of Consultant’s service as a consultant to the Company.

(iii)

Consultant agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by Consultant or others, which shall come into Consultant’s custody or possession, shall be and are the exclusive property of the Company to be used by Consultant only in the performance of Consultant’s services for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of Consultant shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, Consultant shall not retain any such materials or copies thereof or any such tangible property.

(iv)

Consultant agrees that Consultant’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (ii) and (iii) above, and Consultant’s obligation to return materials and tangible property set forth in paragraph (iii) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to Consultant.

(v)

Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. Consultant agrees to be bound by all such obligations and restrictions that are known to Consultant and to take all action necessary to discharge the obligations of the Company under such agreements.

(vi)

Consultant’s obligations under this Section 8 shall not apply to any information that (a) is or becomes known to the general public under circumstances involving no breach by Consultant or others of the terms of this Section 8, (b) is generally disclosed to third parties by the Company without restriction on such third parties, or (c) is approved for release by written authorization of an officer of the Company. Further, nothing in this Agreement prohibits Consultant from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. Consultant is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information Consultant obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding Consultant’s confidentiality and nondisclosure obligations, Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

(b)	Inventions.
(i)

Consultant will make full and prompt disclosure to the Company of all discoveries, ideas, inventions, creations, designs, innovations, improvements, enhancements, processes, methods, techniques, developments, software, computer programs, and works of authorship (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by Consultant, solely or jointly with others or under Consultant’s direction and whether during normal business hours or on the premises of the Company or otherwise (A) during the Term if related to the business of the Company or research and development conducted or planned to be conducted by the Company or (B) after the Term if resulting or directly derived from Proprietary Information (collectively under clauses (A) and (B), “Inventions”). Consultant agrees to assign and hereby assigns to the Company (or any person or entity designated by the Company) all of Consultant’s right, title and interest in and to all Inventions and any and all related patents, patent applications, copyrights created in the work(s) of authorship, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of the Company as Consultant’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. This paragraph shall not apply to Inventions which both (1) do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Invention is created, made, conceived or reduced to practice, and (2) are made and conceived by Consultant not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. Consultant further acknowledges that each original work of authorship which is made by Consultant (solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act.

(ii)

Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed under this Agreement any preexisting invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest (“Prior Inventions”), (A) Consultant will inform the Company, in writing before incorporating such Prior Inventions into any Invention, and (B) the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without the Company’s prior written permission.

(iii)

Upon the request of the Company and at the Company’s expense, Consultant shall execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. Consultant also hereby waives all claims to moral rights in any Inventions.

(iv)

Consultant shall maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.”

(c)The second sentence of Section 14 shall be deleted in its entirety and replaced with the following: “This Agreement shall be governed by and interpreted under the laws of the State of Florida, regardless of the location of Consultant’s residence or place of business, and regardless of where Consultant performs the Services.”

(d)Section 1 of Schedule A shall be deleted in its entirety and replaced with the following: “Company shall pay Consultant a monthly base consulting fee of Sixteen Thousand Dollars ($17,085.00).”

(e)Section 2 of Schedule A shall be deleted in its entirety and replaced with the following: [INTENTIONALLY DELETED].

(f)The Consultant acknowledges and agrees that the amendments to Sections 1 and 2 of Schedule A outlined in ss.2(d) and (e) above were mutually agreed to by the Consultant and NeoGraft as of May 1, 2017 and are effective as of such date.

(g)Section 3 of Schedule A shall be deleted in its entirety and replaced with the following: “Effective as of the Effective Time of the Assumption and Amendment Agreement dated February 8, 2018 (the “Amendment Date”), Consultant will receive a stock option to purchase 20,000 ordinary shares of Venus Concept Ltd. under Venus Concept Ltd. ‘s share option plan at an exercise price equal to the fair market value of an ordinary share as determined by the Board of Venus Concept Ltd. at the time of grant. Vesting will occur with respect to 5000 of the shares on the twelve (12) month anniversary of the Amendment Date, and the balance of 15,000 shares will vest in equal monthly installments during the ensuing three (3) year period, contingent upon Consultant’s continued engagement with the Company each month. Upon termination of the Agreement for any reason, all unvested stock options shall automatically terminate as of the effective date of termination and Consultant will have 90 days from the effective date of termination to exercise any vested stock options he may have, in accordance with the Venus Concept Ltd. share option plan. Consultant will receive separate documentation to reflect the detailed terms of the stock option grant and the share option plan, and the grant will be subject to all terms, vesting schedules and other provisions set forth therein.”

Except as explicitly amended pursuant to this Section 2, the terms and conditions of the Consulting Agreement shall continue in full force and effect.

3.Amendment, Waiver and Termination. This Agreement cannot be amended, waived, or terminated except by a writing signed by the parties hereto.

4.Execution in Counterparts; Facsimile. This Agreement may be executed in two or more counterparts and via facsimile or other electronic signature, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

5.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

VENUS CONCEPT USA INC.

By:/s/ Domenic Di Sisto_________

By:/s/ Jack Fisher________________

JACK FISHER